Exhibit 99.1

Porter Bancorp, Inc. to Present at Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Keefe, Bruyette & Woods 9th Annual Community Bank Investor Conference at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York at 4:00 p.m. Eastern time on Wednesday, July 30, 2008.

Porter Bancorp’s investor presentation will be webcast in real-time on July 30, 2008, beginning at 4:00 p.m. (Eastern Time). The webcast will be available through the Company’s website under the Investor Relations tab at www.pbibank.com.

Listeners should visit the site at least five minutes prior to the webcast to register. An on-line replay will follow and continue for 60 days. The related presentation materials will also be available on Porter Bancorp’s website (http://www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky. It is the sixth largest independent banking organization based on total assets domiciled in the Commonwealth of Kentucky, with $1.6 billion in assets as of June 30, 2008. Through Porter’s subsidiary PBI Bank, it operates 20 full-service banking offices in 12 counties in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800